Exhibit 99.1

MP TMA LP MP TMA (Cayman) LP 520 Madison Avenue, 35th Fl. New York, NY 10022

March 12, 2009

Thornburg Mortgage, Inc.

The Board of Directors of Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 85701

Gentlemen:

On behalf of MP TMA LP, MP TMA (Cayman) LP and their respective affiliates (collectively, “MatlinPatterson”) and the undersigned, please be advised that both David J. Matlin and Mark R. Patterson hereby resign, effective immediately, as directors of Thornburg Mortgage, Inc. (the “Company”). While MatlinPatterson is not designating any replacement director at this time, MatlinPatterson is not waiving any rights it may have to designate one or more replacement or additional directors in the future.

As the Company moves forward with its restructuring, we believe potential conflicts of interest or the appearance of such conflicts could arise and that our resignations at this time are in the best interests of al parties.

We have appreciated the opportunity to serve as directors and note that our resignations are not due to any disagreement with other members of the board or the Company. Further, we and MatlinPatterson look forward to continuing to work cooperatively with the Company.

Very truly yours,

/s/ David J. Matlin
David J. Matlin

/s/ Mark R. Patterson
Mark R. Patterson

CC: Karen A. Dempsey

Orrick, Herrington & Sutcliffe LLP